FIRST AMENDMENT

                                       TO

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "First Amendment") made and entered into this 9th day of July 1997, by and among The Lehigh Group Inc., a Delaware corporation ("Lehigh"), Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Newco"), and First Medical Corporation, a Delaware corporation ("FMC"). All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Amended and Restated Agreement and Plan of Merger made and entered into as of the 29th day of October 1996 (the "Merger Agreement") by and among the parties hereto.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to the Merger Agreement and desire to amend in certain respects the Merger Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Merger Agreement, the parties hereto agree as follows:

         1. Paragraph 1(a) of the Merger Agreement is hereby amended by adding to the final sentence thereof a new clause (iv) to be and read as follows:

               (iv) each share of the outstanding Common Stock of Newco issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of FMC Common Stock.

         2. Each reference to FMC Common Stock appearing in Paragraph 1(b) of the Merger Agreement shall be deemed a reference to FMC Common Stock outstanding immediately prior to the Effective Time.

         3. Paragraph 1 of the Merger Agreement is hereby amended by adding a new subparagraph (c) thereto to be and read as follows:

               (c) Each share of the outstanding Common Stock of Newco issued and outstanding immediately prior to the Effective
         Time shall cease to be outstanding and shall be converted into one share of FMC Common Stock.

         4. Subparagraphs (c), (d), (e), (f) and (g) of Paragraph 1 of the Merger Agreement are hereby renumbered subparagraphs (d), (e), (f), (g) and (h), respectively.

         5. Paragraph 1(d) of the Merger Agreement (as renumbered above) is hereby amended by replacing the text "May 15, 1997" with the text "July 15, 1997".

         6. Paragraph 3 of the Merger Agreement is hereby amended in its entirety to be and read as follows:

                  Promptly after the date hereof, Lehigh agrees, at its expense, to apply for and use its best efforts to obtain listing on the American Stock Exchange, subject to notice of issuance, of the shares of Lehigh Common Stock to be delivered to FMC stockholders in the Merger. FMC agrees to render assistance to Lehigh in obtaining such listing, including the furnishing of such financial statements as Lehigh may reasonably request.

         7. Paragraph 9 of the Merger Agreement is hereby amended by the addition thereto of a new subparagraph (c) to be and read as follows:

                  (c) Anything contained in this Agreement to the contrary notwithstanding, the parties hereto acknowledge that the Registration Statement has not yet become effective under the 1933 Act and agree to use all reasonable efforts to cause it to become effective at the earliest practicable date.

         8. The second sentence of Paragraph 11(c) of the Merger Agreement is hereby amended in its entirety to be and read as follows:

                  Lehigh shall apply for and shall use its best efforts to obtain approval for listing such shares of Lehigh Common Stock subject to notice of issuance on the American Stock Exchange, and no stockholder of Lehigh or other person will have any preemptive rights in respect thereto.

         9. Paragraphs 14(f) and 15(e) of the Merger Agreement are hereby amended in their entirety to be and read as follows:

         The completion of Lehigh's Proxy Statement.


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

         10. Except as amended hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized as of the date first above written.

ATTEST:                                THE LEHIGH GROUP INC.

/s/ Robert Bruno
--------------------------             By: /s/ Salvatore J. Zizza
                                           ---------------------------------
                                           Salvatore J. Zizza,
                                           Chairman of the Board and
                                            Chief Executive Officer

ATTEST:                                FIRST MEDICAL CORPORATION


/s/ Elliot Cole
--------------------------             By: /s/ Dennis A. Sokol
                                           ----------------------------------
                                           Dennis A. Sokol, Chairman

ATTEST:                                LEHIGH MANAGEMENT CORP.


/s/ Robert Bruno
--------------------------             By: /s/ Salvatore J. Zizza
                                           ---------------------------------
                                           Salvatore J. Zizza,
                                           President and Chief Executive Officer


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